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                                                                    EXHIBIT 15.1

The Board of Directors and Stockholders
AutoZone, Inc.

We are aware of the incorporation by reference in the following Registration Statements of AutoZone, Inc. and in the related Prospectuses of our report dated May 24, 2004, related to the unaudited condensed consolidated interim financial statements of AutoZone, Inc. that are included in its Form 10-Q for the quarter ended May 8, 2004:

         Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan

         Registration Statement (Form S-8 and S-3 No. 33-41618) pertaining to the AutoZone, Inc. Amended and Restated Stock Option Plan

         Registration Statement (Form S-8 No. 333-88245) pertaining to the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan

         Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan

         Registration Statement (Form S-8 No. 333-75142) pertaining to the AutoZone, Inc. Third Amended and Restated 1998 Director Stock Option Plan

         Registration Statement (Form S-8 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders

         Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

         Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Plan

         Registration Statement (Form S-8 No. 333-103666) pertaining to the AutoZone, Inc. 2003 Director Stock Option Plan

                                                           /s/ Ernst & Young LLP

Memphis, Tennessee
June 7, 2004